UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Perma-Pipe International Holdings, Inc.
(name of registrant as specified in its charter)
_________________________________________
(name of person(s) filing proxy statement, if other than registrant)

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6410 W. Howard Street
Niles, Illinois 60714
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday June 22, 2017
10:00 a.m. Central Time
Online at www.virtualshareholdermeeting.com/PPIH2017

Perma-Pipe International Holdings, Inc. ("Company", "Registrant", "PPIH") is holding its 2017 annual meeting for the following purposes:

1.	to elect six directors to hold office until the next annual meeting of the stockholders and until their successors are otherwise elected or qualified;
2.to approve the Company's executive compensation on an advisory basis;

3.	to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2018;

4.	to vote on the 2017 Omnibus Stock Incentive Plan;

5.	to consider and vote on a stockholder proposal to recommend that the Board of Directors ("Board") authorize and implement a stock purchase program; and

6.	to transact such other business as may be properly presented at the meeting.
The Board recommends that you vote "FOR" the election of the director nominees, "FOR" the approval of the advisory resolution on executive compensation, "FOR" ratification of the appointment of Grant Thornton LLP as the Company's independent accountant, "FOR" the approval of the 2017 Omnibus Stock Incentive Plan, and "AGAINST" the stockholder proposal to recommend that the Board authorize and implement a stock purchase program.
Stockholders of record at the close of business on May 8, 2017 are entitled to attend and vote at the meeting.
On behalf of your Board, thank you for your continued support of Perma-Pipe International Holdings, Inc.

We have elected to use the notice and access rules adopted by the Securities and Exchange Commission ("SEC") to provide our stockholders access to our proxy materials and Annual Report to Stockholders by notifying them of the availability of our proxy materials and Annual Report to Stockholders via the Internet. The notice and access model gives the Company a fast, efficient and lower-cost way to furnish stockholders with their proxy materials and reduces our impact on the environment. As a result, on May 12, 2017, we mailed to our stockholders an "Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 22, 2017" ("Notice") with instructions on how to access the proxy materials and the Annual Report to Stockholders via the Internet and how to vote online. On the date of mailing of the Notice, all stockholders will be able to access the proxy materials on a website referred to, and at the URL address included in, the Notice and in the proxy statement. These proxy materials will be available free of charge.
Stockholders of record as of May 8, 2017 will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/PPIH2017. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The annual meeting will begin promptly at 10:00 a.m., Central Time. Online check-in will begin at 9:30 a.m., Central Time, and you should allow ample time for the online check-in procedures.
This Proxy Statement and the Company's 2016 Annual Report are available on the Company's website at www.permapipe.com under: Investors - Investor Center.
By order of the Board of Directors,
Karl J. Schmidt
Secretary
May 12, 2017

Perma-Pipe International Holdings, Inc.
PROXY STATEMENT
For the Annual Meeting of Stockholders of Perma-Pipe International Holdings, Inc.
June 22, 2017
VOTING AND OTHER INFORMATION

This Proxy Statement and the form of proxy are first being made available by the Company to stockholders of the Company on May 12, 2017. The Company's fiscal year ends January 31. Years described as 2016 and 2015 are the fiscal years ended January 31, 2017 and 2016, respectively.

In February 2017, the Company announced that the Board had authorized Company management to move forward with the re-naming and re-branding of MFRI, Inc. under the Perma-Pipe name now that the Company operates in a single business segment under the Perma-Pipe brand, and the Company believes this decision will better serve its strategy, position it well in the industry and global market, and better reflect the Company’s mission and strategy, and positions it to leverage the strong reputation Perma-Pipe has established since beginning operations. The name change to Perma-Pipe International Holdings, Inc. was effective March 20, 2017. The Company's common stock has been and will continue to be reported under its new ticker symbol “PPIH” since March 21, 2017.

Who may vote? You may vote if you were the holder of record of stock at the close of business on May 8, 2017. You are entitled to one vote on each proposal presented at the 2017 Annual Stockholders' Meeting for each share you owned at that time. If you held stock at that time in "street name" through a bank, broker, or other nominee, you must obtain a legal proxy, executed in your favor, from the institution that holds your stock as of the close of business on May 8, 2017, to be entitled to vote those shares of stock. As of the close of business on May 8, 2017, there were 7,616,214 shares outstanding.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed copies of these materials in the mail? In accordance with rules promulgated by the SEC, the Company has elected to furnish the proxy materials to stockholders electronically via the Internet at www.proxyvote.com. On May 12, 2017, the Company began mailing to stockholders a Notice containing general information about the annual meeting, the address of the website on which this proxy statement and the Company's annual report, excluding exhibits, are available for review, printing and downloading, and instructions on how to submit proxy votes. If you received that Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the Notice.

What am I voting on? You are voting on:

1.	the election of six directors to hold office until the next annual meeting of the stockholders and until their successors are otherwise elected or qualified;
2.the approval of the Company's executive compensation on an advisory basis;

3.	the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2018;

4.	the 2017 Omnibus Stock Incentive Plan;

5.	a stockholder proposal to recommend that the Board authorize and implement a stock purchase program; and

6.	such other business as may be properly presented at the meeting.

In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters come before the meeting, proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors. The approval of an advisory resolution on executive compensation; the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2018; the approval of the 2017 Omnibus Stock Incentive Plan; and the approval of a stockholder proposal to recommend that the Board authorize and implement a stock purchase program each require the affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting on such matter in order to be approved.

Why a virtual meeting?  We are excited to continue to utilize the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company.  Hosting a virtual meeting again this year will enable increased stockholder attendance and participation since stockholders can participate from any location around the world.  You will be able to attend the 2017 Annual Stockholders' Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PPIH2017.

What is householding? The rules of the SEC permit companies to provide a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to households in which more than one stockholder resides ("Householding"). Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be Householding their proxy materials will receive only one copy of the Company's Proxy Statement and 2016 Annual Report to Stockholders or notice of internet availability of proxy materials, as applicable, unless they have affirmatively objected to the Householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy, which will be promptly sent at no cost, by contacting the Corporate Secretary of the Company orally or in writing at the address below. Stockholders sharing an address who received multiple copies of these materials may request Householding by contacting the Corporate Secretary as follows:

Perma-Pipe International Holdings, Inc.
6410 W. Howard Street
Niles, Illinois 60714
(847) 929-1000

For future annual meetings, a Stockholder may request separate annual reports, proxy statements, or notices of internet availability of proxy materials, as applicable, or may request the Householding of such materials, by contacting the Company's Transfer Agent at the following address:

Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, NY 11717
(877) 830-4936 or (720) 378-5591

What is the quorum requirement for holding the 2017 Annual Stockholders' Meeting? The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote.

Can I revoke my proxy? Yes, a stockholder of record may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company in care of the Corporate Secretary at Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714, by executing and duly and timely delivering a subsequent proxy to the same address shown immediately above, or by attending the meeting and voting at the meeting. For stock you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your stock, by attending the meeting and voting at the meeting. If you are a stockholder of record as of the record date attending the annual meeting, you may vote whether or not a proxy has been previously given, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

How can I access the proxy materials on the internet? You can access the proxy statement and the Annual Report from the Company's website at www.permapipe.com. No information contained on the Company's website is part of or incorporated into this Proxy Statement.

How may I obtain a paper copy of the proxy materials? Additional copies of the Annual Report, excluding exhibits on Form 10-K, and this proxy statement may be obtained, without charge, from the Company by calling 847-966-1000, or by writing to the Company's Corporate Secretary at Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714.

In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by electronic mail, by telephone or by other means. The cost of the proxy solicitations will be paid by the Company.

What is the effect of a "broker non-vote" on the proposals to be voted on at the 2017 Annual Stockholders' Meeting? Stock held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter is a broker non-vote. A broker non-vote is counted as present for purposes of determining the presence of a quorum and will be counted as a "no" vote on any proposal. All proposals other than the ratification of the appointment of independent accountants are not matters on which a broker may vote without your instructions. Therefore, if your stock is not registered in your name and you do not provide instructions to the record holder with respect to any proposal other than the ratification of the appointment of independent accountants, a broker non-vote as to your stock will result. The ratification of the appointment of the independent accountant is a routine item. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter at their discretion.

How do I vote? Most stockholders have a choice of voting prior to the meeting by proxy over the Internet, by telephone or by using a traditional proxy card. Refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate stockholders' identities and to confirm that their instructions have been properly recorded.

What if I do not specify a choice for a matter when returning a signed proxy? If your proxy form is signed and returned, the stock represented thereby will be voted; such stock will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted FOR the election of the director nominees, except to the extent authority to vote is withheld, FOR the approval of the advisory resolution on executive compensation, FOR ratification of the appointment of Grant Thornton LLP as the Company's independent accountant, FOR the approval of the 2017 Omnibus Stock Incentive Plan, and AGAINST the stockholder proposal to recommend that the Board authorize and implement a stock purchase program.

All stockholders are cordially invited to attend the virtual meeting.

STOCK OWNERSHIP
PRINCIPAL STOCKHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership and the percentage such ownership is of the outstanding shares of Common Stock. The percent ownership calculated was based upon 7,616,214 shares outstanding on April 30, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Dimensional Fund Advisors LP	566,126	(1)	7.4%
Building One
6300 Bee Cave Road
Austin, Texas, 78746

David Unger	521,830	(2)	6.9%
6410 W. Howard Street
Niles, IL 60714

Bradley E. Mautner	507,692	(3)	6.7%
6410 W. Howard Street
Niles, IL 60714

Strategic Value Partners	446,327	(4)	5.9%
Carl W. Dinger III
PO Box 897
Berthoud, CO 80513

Edward W. Wedbush	393,925	(5)	5.2%
P.O. Box 30014
Los Angeles, CA 90030-0014
________

(1)
According to a Schedule 13G/A filed February 9, 2017, Dimensional Fund Advisors LP, in its capacity as investment adviser, may be deemed the beneficial owner of 566,126 shares of Common Stock as of December 31, 2016, which are owned by investment advisory client(s) consisting of investment companies and certain other commingled funds, group trusts and separate accounts. Dimensional states that it has sole voting power on 560,546 shares and sole dispositive power on 566,126 shares. Dimensional disclaims beneficial ownership of such securities.

(2)	As of April 30, 2017, includes 40,000 shares that are subject to stock options granted by the Company.

(3)
As of April 30, 2017, includes 200 shares owned by the Reporting Person's children, and the Reporting Person disclaims beneficial ownership of all such shares. Also includes 30,000 shares that are subject to stock options granted by the Company.

(4)
According to a Schedule 13D/A filed April 3, 2017, as of March 31, 2017, the Strategic Value Partners group has shared power to vote and shared power to dispose on 446,327 shares. The schedule was filed jointly by Carl W. Dinger III, Carl W. Dinger III’s children (Ashley, Caleigh and Shelby), Kenneth E. Stroup Jr., and Carousel World L.P., of which Carl W. Dinger III is the general partner.

(5)
According to a Schedule 13G/A filed February 17, 2015, as of December 31, 2014, Wedbush, Inc. ("WI"), a control person, has sole ownership of 177,977 shares of Common Stock; Edward W. Wedbush ("EWW") has sole ownership of 160,794 shares; and Wedbush Securities, Inc. ("WS"), a broker-dealer, has sole ownership of 18,901 shares. WI has sole power to vote on 177,977 shares, shared power to vote on 210,157 shares, sole power to dispose on 177,977 shares, and shared power to dispose on 210,157 shares. EWW has sole power to vote on 160,794 shares, shared power to vote on 370,151 shares, sole power to dispose on 160,794 shares, and shared power to dispose on 393,925 shares. WS has sole power to vote on18,901 shares, shared power to vote on 210,157 shares, sole power to dispose on 18,901 shares and shared power to dispose on 233,931 shares. EWW is the chairman of WI, is the president of WS, and owns approximately 50% of the outstanding shares of WI, which is the sole shareholder of WS, and, thus, EWW may be deemed the beneficial owner of the shares held by WI or WS (but disclaims ownership of such shares).

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth certain information concerning the beneficial ownership of Common Stock of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers" or "NEOs") and all directors and executive officers of the Company as a group. The percent ownership calculated was based upon stock ownership and 7,616,214 shares outstanding on April 30, 2017.

Name of Beneficial Owner	Shares		Stock options exercisable within 60 days	Total	Percent of Outstanding Stock
Bradley E. Mautner (2)	477,692	(1)	30,000	507,692	6.7%
Karl J. Schmidt	100,774		13,750	114,524	1.5%
David J. Mansfield	12,578		—	12,578	0.2%
Wayne M. Bosch	29,509		1,500	31,009	0.4%
Mark A. Zorko (2)	7,983		20,000	27,983	*
David S. Barrie (2)	1,920		10,000	11,920	*
Jerome T. Walker (2)	—		—	—	—
David B. Brown (2)	—		—	—	—
All directors and executive officers as a group (8 persons)				630,456	8.3%
* Less than 1%.
__________________

(1)	Includes 200 shares held as custodian for the Reporting Person's children, and the Reporting Person disclaims beneficial ownership of all such shares.

(2)
Messrs. Walker and Brown are reported as having no shares, because since 2014, the only stock awards granted to directors have been deferred stock awards that will not convert to common stock until the director's retirement from the Board. Similarly, in addition to the shares disclosed above, Messrs. Mautner, Zorko, and Barrie have received deferred stock awards that will not convert to common stock until their retirement from the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's outstanding Common Stock report their beneficial ownership and changes in their beneficial ownership of the Company's Common Stock by filing reports with the SEC. Based solely on the Company's review of reports provided to the Company, no director, officer or owner of more than 10% of the Common Stock has failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Forms 3, 4 or 5 during 2016.

PROPOSAL 1 - ELECTION OF DIRECTORS

Six individuals have been nominated by the Nominating and Corporate Governance Committee for election to a one-year term at the annual meeting. All of the nominees, except Mr. Mansfield, were previously elected by the stockholders and all are currently serving as directors of the Company.

Name	Offices and Positions, if any, held with the Company; Age	First Became a Director of the Company
David S. Barrie	Director and Chairman of the Board, Age 64	2012
David B. Brown	Director; Age 54	2015
David J. Mansfield	Director, President and Chief Executive Officer; Age 57	2017
Bradley E. Mautner	Director; Age 61	1995
Jerome T. Walker	Director; Age 53	2014
Mark A. Zorko	Director; Age 65	2009

Information is set forth below regarding each nominee's principal occupations and employment during at least the past five years, the name and principal business of the organization in which such occupations and employment were carried on, other directorships held during at least the past five years, the person's particular areas of expertise or other relevant qualifications and the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director for the Company.

David S. Barrie has been Chairman of the Board since September 2015. Mr. Barrie has been Principal of Barrie International, LLC since 2009, providing strategic and operational consulting, principally in the area of merger and acquisitions, to senior management of companies in the U.S. and abroad including NYSE listed companies and international advisory firms, and Senior Executive Advisory Board member of Brown, Gibbons, Lang & Company, a middle market investment banking firm since 2009. He is a sitting director and Chairman of the Board of Advanced Battery Concepts, LLC, a private for-profit company developing leading edge lead acid battery technologies, and has served as director for several non-profit institutions, including the Cleveland Museum of Natural History. He has served as an instructor for the Cornell Law School transactional law competition and has presented programs on best merger and acquisition practices to corporate executives, as well as reviewed certain specific acquisition candidates for business clients, from time to time. He is a member of the National Association of Corporate Directors ("NACD"). He earned his Bachelor of Arts in Political Science and Economics from Kenyon College and his Juris Doctor, Law, from Cornell University Law. Mr. Barrie's extensive experience in general management, strategic planning, mergers and acquisitions and international business provide valuable perspectives and insights to the Perma-Pipe International Holdings, Inc. Board.

David B. Brown has been the Chief Financial Officer ("CFO") for Tellabs Access, LLC, a global telecommunications supplier owned by Marlin Equity Partners, since October 2015. He provided consulting services to private clients from June 2013 to September 2015 including serving as the Interim CFO at MV Transportation, Inc., a private provider of paratransit services and passenger transportation contracting firm. From January 2012 to May 2013, Mr. Brown served as Senior Vice President and Chief Accounting Officer at MoneyGram International, Inc. (MGI), a $1.4 billion provider of global money transfer and payment services. From November 2010 to February 2016, Mr. Brown was a Board Member, Audit Committee Chair and Compensation Committee member for Cubic Energy, Inc. (n/k/a Hilltop Energy, LLC), an independent energy company engaged in the development and production of, and exploration for, crude oil and natural gas and natural gas liquids. From February 2011 to January 2012, Mr. Brown served as CFO of General Electric - Dresser (formerly Dresser, Inc.), a $2 billion energy infrastructure company that manufactures highly engineered flow control products, measurement and distribution systems, and natural gas compression and power engines. Mr. Brown received his Bachelor of Arts degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant in the State of Texas. Mr. Brown spent the first 10 years of his career with Pricewaterhouse

Coopers serving primarily clients in the energy industry while stationed in their Dallas, London, Houston and Moscow offices. He is an active member of the Dallas Committee on Foreign Relations, the World Affairs Council, Financial Executives International and NACD. David Brown is a NACD Board Leadership Fellow. Mr. Brown brings to the Board extensive business transformation experience and best practices gained working with both public and private-equity owned global businesses.

David J. Mansfield has been the Company's President and Chief Executive Officer ("CEO") since November 2016 and a Director of the Company since January 30, 2017. From 2015 to 2016, Mr. Mansfield served as CFO of Compressor Engineering Corp. & CECO Pipeline Services Co., which provide products and services to the gas transmission, midstream, gas processing, and petrochemical industries. In this position, he had overall responsibility for the group’s financial affairs, including the development and execution of turnaround plans and the successful negotiation of a corporate refinancing. From 2009 to 2014, Mr. Mansfield served as CFO and as Acting CEO of Pipestream, Inc. a venture capital-owned technology development company providing a suite of products to the oil and gas pipeline industry. In this position, he was a member of the executive team with overall responsibility for directing the financial, accounting and administrative affairs of the company, including IT, HR, insurance, internal control, management and financial reporting, treasury, tax compliance, investment evaluation, strategic planning, budgeting and forecasting. He also had overall responsibility for commercial, marketing and business development activities. As Acting CEO his responsibilities included establishing corporate strategies and directing the activities of the company toward the successful technical development and commercialization of its products and services and for the development of a sustainable and profitable business. From 1992 to 2009, Mr. Mansfield was employed with Bredero Shaw, the world’s largest provider of protective coatings for the oil and gas pipeline industry, most recently as Vice President Strategic Planning. During his tenure with Bredero Shaw, Mr. Mansfield served in numerous roles including Vice President Controller and Commercial General Manager, Europe, Africa & Former Soviet Union, and played a key role in strategy development and merger and acquisition activities as the company grew from annual revenues of $100 million to over $900 million. Mr. Mansfield brings to the board extensive general management, business development and merger and acquisition experience in businesses similar to the Company's.

Bradley E. Mautner has been a Director of the Company since 1995. He was employed by the Company and its predecessors in various executive and administrative capacities since 1978 and was the CEO from February 1, 2013 to November 8, 2016. He served as President from December 2004 to November 2016 and was Chief Operating Officer from December 2004 to January 2013. His experience includes work in both manufacturing and mechanical contracting. In those areas, he has experience in project management, sales management, mergers and acquisitions, strategy and business development planning and execution. He has served on the Board of both private companies and a not-for-profit organization. He is a member of the NACD. He earned a Master of Business Administration degree and a Bachelor of Science in mechanical engineering from Washington University in Saint Louis. Mr. Mautner's long history with the Company and his experience in management, strategic and business planning give him valuable insight into the Company's operations and strategies.

Jerome T. Walker joined eCorp International, LLC, a privately held energy asset services company in February 2016 as President. Mr. Walker is also a Member of the Board of Managers of eCorp International. Previously, he had been Executive Vice President of Global Solutions at Dresser-Rand Group Inc. ("Dresser-Rand"), a global supplier of custom-engineered rotating equipment solutions for long-life, critical applications in the oil, gas, chemical, petrochemical, process, power, military and other industries worldwide, since September 2012. From January 2009 to September 2012, Mr. Walker served as Dresser-Rand’s Vice President and General Manager, Americas and Asia Pacific Operations. He is a member of the NACD. Mr. Walker received a Master of Business Administration degree from Northwestern University Kellogg Graduate School of Management and a Bachelor of Science degree in chemical engineering from the University of Notre Dame. Mr. Walker was appointed to the Company’s Board in April 2014, and his extensive experience in the energy industries, large industrial operations and international business development, particularly Brazil, China, India and the Middle East, brings additional insight to the Board on strategy, resource and process deployment for accelerating profitable growth.

Mark A. Zorko has been a Principal with Brentwood Advisory, LLC, a consulting firm providing Board and C-level expertise to client firms since 2013. In January 2016, he founded Brentwood 401k, LLC to provide 401(k) plan advisory services to middle market firms. Since January 2017, Mr. Zorko has been on the Board and chairs the Audit Committee for Westell Technologies, Inc. (WSTL). He was the interim CFO at Landauer Inc. ("LDR") from June 2014 until April 2015. LDR is the global leader in radiation science and services. He served as the CFO of Steel Excel, Inc. ("SXCL") until May 2013. He also served as the President and CEO of SXCL's subsidiary Well Services Ltd. ("WSL") in 2012 and CFO of DGT Holdings Corp. ("DGTC") from 2006 through 2012. SXCL, WSL and DGTC are all affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. SXCL is publicly traded and primarily engaged in the oilfield service business. DGTC is publicly traded and engaged in the business of x-ray imaging and power conversion. Mr. Zorko is on the Audit Committee for Opportunity Int'l, a microfinance bank, and was on the Finance Committee for the Alexian Brothers Health System. Mr. Zorko earned a Master of Business Administration degree from the University of Minnesota and a Bachelor of Science degree in accounting from The Ohio State University. He is a Certified Public Accountant and a member of the NACD. In addition to his expertise as a CFO, Mr. Zorko has extensive experience with international operations, mergers and acquisitions, information technology and financing, which has enabled him to develop a deep operational understanding of our global businesses. Mr. Zorko is a NACD Leadership Fellow.

Vote Required
The affirmative vote of a plurality of the shares of stock present or represented by proxy at the annual meeting is required to elect the six director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2 - APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking the stockholders to approve the following advisory resolution of the 2017 Annual Meeting of Stockholders regarding the compensation of our NEOs.

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion."

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives you as a stockholder the opportunity to express your views on our fiscal year 2016 compensation for our NEOs. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our NEOs as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Prior to voting, stockholders may wish to review our discussion of executive compensation, as presented in the section entitled "Executive Compensation" on page 24, as well as the discussion regarding the Compensation Committee on page 19.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, the Compensation Committee and the Board will carefully review the results of the stockholder vote. The Compensation Committee will consider stockholders' concerns and take them into account in future determinations concerning executive compensation. The current frequency of this advisory vote is every year, thus the next such vote shall occur at the Company’s 2018 annual meeting. The Board therefore recommends that you indicate your support for the Company's executive compensation in fiscal year 2016, as outlined in the above resolution.

Vote Required
The affirmative vote of a majority of the shares of stock present or represented by proxy at the annual meeting is required to approve the advisory resolution on executive compensation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF COMPANY'S INDEPENDENT ACCOUNTANT

The Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") as the Company's independent accountant for the year ending January 31, 2018, and the Board and the Audit Committee recommend that the stockholders ratify this appointment.

While the Audit Committee is responsible for the appointment, discharge, compensation and oversight of the independent accountant, the Company is requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Grant Thornton. If the stockholders fail to ratify the appointment, the Audit Committee will consider the appointment of other independent accountants and may retain Grant Thornton or another firm without re-submitting the matter to the stockholders. Even if the appointment is ratified, the Audit Committee may, at its discretion, appoint a different independent accountant at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required
The affirmative vote of a majority of the shares of stock present or represented by proxy at the annual meeting is required to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2018.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT.

PROPOSAL 4 - ADOPTION OF 2017 OMINBUS STOCK INCENTIVE PLAN

The stockholders are being asked to approve the omnibus stock incentive plan designated as the "2017 OMNIBUS STOCK INCENTIVE PLAN" ("2017 Plan"). On April 20, 2017, upon the recommendation of the Compensation Committee, the Board adopted the 2017 Plan, subject to stockholder approval, and directed that it be submitted for the approval of the stockholders. The 2017 Plan is being created to replace the 2013 OMNIBUS STOCK INCENTIVE PLAN ("2013 Plan"). This summary is qualified in its entirety by reference to the full text of the 2017 Plan that is attached to this Proxy Statement as Appendix A.

If the 2017 Plan is approved by our stockholders, no future awards will be granted under our 2013 Plan and the 96,857 shares currently available as of January 31, 2017 under the 2013 Plan will be canceled and no longer available for future issuance. If the 2017 Plan is not approved by our stockholders, no awards will be granted under the 2017 plan, and while our Compensation Committee may continue to grant awards under the 2013 Plan, we do not expect to have sufficient stock to grant awards to employees, officers and directors in 2017.

Assuming the approval of the 2017 Plan, the total number of shares of Common Stock reserved and available for issuance under the 2017 Plan will be 700,000. The following table presents issued but unexercised stock options, unvested restricted stock units and stock, outstanding deferred stock units, and common stock outstanding as of January 31, 2017:

	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock options not entitled to dividends or dividend equivalent rights(1)	524,200	$11.55	4.5 years
Stock options entitled to dividends or dividend equivalent rights	-	-	-
Unvested time-based restricted stock/units	234,274	N/A	N/A
Vested deferred stock units outstanding	60,495	N/A	N/A
Common stock outstanding	7,616,214	N/A	N/A
(1) Note that 69,000 of our outstanding stock options are due to expire by 5/31/2017, which will reduce the dilution of our equity program by 1%.

If the 2017 Plan is approved, we intend to utilize the stock authorized under the 2017 Plan to continue our practice of incentivizing employees, officers and directors through the use of annual equity grants. We anticipate that the 2017 Plan provides for a sufficient number of shares of stock to meet our equity grant needs for approximately 3 years, based on our historic grant rates and the approximate current stock price, but could meet the award limits sooner than that if actual practice does not match historic rates or our stock price changes materially.

The following summary description of the 2017 Plan is only a summary of certain provisions of the 2017 Plan and does not contain all of the terms and conditions of the 2017 Plan. This summary is qualified in its entirety by reference to the full text of the 2017 Plan that is attached to this Proxy Statement as Appendix A.

Board Recommendation
The Board, upon the recommendation of the Compensation Committee, has approved and adopted the 2017 Plan, subject to approval by the stockholders of the Company. We urge you to vote "FOR" the approval of the 2017 Plan.

Purpose
The Board desires to provide equity incentive compensation in order to promote the long-term growth and profitability of the Company by (i) providing employees, officers and directors with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best available talent. The Board believes it is in the best interests of the Company to provide an omnibus stock incentive plan for employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company or its affiliates to give the Company flexibility to offer various types of equity awards, including equity awards that may be performance-based to reward meeting specific performance related goals.

Eligibility
Participation in the 2017 Plan will be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or any affiliate of the Company, as may be selected by the Administrator (as defined below) from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise. "Award" means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

Enhancements

•	In order to provide greater transparency to stockholders, the 2017 Plan will NOT include an automatic stock replenishment or “evergreen” provision (which was in the 2013 Plan)

•	Plan term reduced to 3 years to provide stockholders with more frequent input on our equity programs

Other Governance Features
The Board and Compensation Committee also believe that the 2017 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•	Not excessively dilutive to our stockholders

•	No repricing of stock options or SARs

•	Stock recycling only for terminated, surrendered or canceled awards

•	No discounted or reload stock options or SARs

•	No tax gross-ups

Term
The 2017 Plan became effective April 20, 2017, the date adopted by the Board, subject to approval of the stockholders within twelve months after such date. Assuming the 2017 Plan is approved at the annual stockholder meeting, unless terminated sooner by the Board, the authority to grant Awards under the 2017 Plan will terminate on April 20, 2020. Stock options and stock appreciation rights granted under the 2017 Plan may not have a term longer than ten years. Options granted under the 2017 Plan are not transferable other than by will or the laws of descent and distribution.

Administration
The 2017 Plan will be administered by the Board, a committee of the Board or a designated officer of the Company ("Administrator"), with full power and authority to:

•	Select the persons to whom Awards will be made;

•	Prescribe the terms and conditions of each Award and make amendments thereto;

•	Construe, interpret and apply the provisions of the 2017 Plan and of any agreement or other document governing the terms of an Award made under the 2017 Plan; and

•	Make any and all determinations and take any and all other actions as it deems necessary or desirable to carry out the terms of the 2017 Plan.

Limitation on Plan Awards
The aggregate amount of shares that may be issued by the Company pursuant to the 2017 Plan may not exceed 700,000. In no event shall more than 100,000 shares be issued pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The maximum number of shares of Common Stock subject to stock option grants that may be granted during any one fiscal year of the Company to any one individual under the 2017 Plan shall be limited to 50,000 shares and the maximum number of shares of Common Stock subject to other Awards that may be granted during any one fiscal year to any one individual under the 2017 Plan shall be limited to 100,000 shares. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director shall not exceed $250,000.

Stock Options
Under the 2017 Plan, the Administrator may grant Awards of incentive stock options or nonstatutory stock options; provided, that incentive stock options shall be limited to employees of the Company or its parent or "subsidiaries" and any other individuals who are eligible to receive incentive stock options under Code Section 422. Stock options must have an exercise price at least equal to fair market value ("FMV") as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the grant agreement evidencing such stock option.

Stock options will generally be awarded without cash consideration paid to the Company. Each stock option will be evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the stock option, including whether it is intended to be an incentive stock option or a non-statutory stock option. It is expected that such stock option agreements will generally provide for a ten year term with stock options vesting over time as set forth in the stock option agreement. All installments vest in the event there is a change in control of the Company. Stock options may not be exercised until they vest.

A nonstatutory stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option exercise price and the then market value of the stock. The optionee’s basis in such stock is equal to the sum of the option price plus the amount included in the optionee’s income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the stock will be long-term or short-term gain (or loss), depending upon the holding period of the stock. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

An incentive share option does not result in taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares of stock acquired over the option price is an item of adjustment in computing the optionee’s alternative minimum taxable income. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the grant date and one year from the exercise date, then the gain realized on disposition of the stock is treated as long-term capital gain. If the stock is disposed of during this period, however (a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the stock, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount included in the optionee’s income for W-2 purposes. The optionee’s basis in the stock acquired upon exercise of an incentive share option is equal to the option price paid, plus any amount included in his or her income as a result of a disqualifying disposition.

Stock Appreciation Rights
The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, a payment having an aggregate value equal to the product of (i) the excess of (A) the FMV on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the grant agreement shall not be less than the lower of the FMV on the grant date or the exercise price of any tandem stock option Award to which the SAR is related.

Stock Awards
The Administrator may from time to time grant Awards to eligible participants, on such terms and conditions including restricted stock and deferred stock awards, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. An Award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

The Administrator may grant Awards in a manner constituting "qualified performance-based compensation" within the meaning of Code Section 162(m) to officers and other key employees of the Company. The grant of, or lapse of restrictions with respect to, such performance-based Awards shall be based upon one or more performance measures and objective performance targets to be attained relative to those performance measures, all as determined by the Administrator. Performance measures may generally include any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. In the event that a change in ownership, effective control, or ownership of the assets of the Company (a "Change in Control") occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse of restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the performance measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control. The maximum amount of Common Stock that may be issued to any individual officer or key employee as qualified performance-based compensation during any one fiscal year of the Company shall not exceed 100,000 shares of Common Stock.

Withholding
Grantees and holders of Awards shall pay to the Company or its affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the 2017 Plan no later than the date of the event creating the tax liability. The Company or its affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at FMV on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

Substitute Awards
Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an affiliate as the result of a merger or consolidation of the employing entity with the Company, or an acquisition by the Company or an affiliate of the assets or stock of the employing entity. The terms and conditions of any such substitute Awards may vary from the terms and conditions set forth in the 2017 Plan to the extent the Administrator deems appropriate to conform the substitute Awards to the provisions of the awards for which they are substituted.

Adjustments
In the event of a stock dividend, stock split, or reverse stock split affecting the Common Stock, under the 2017 Plan, the maximum number of shares that may be granted under the 2017 Plan, the maximum number of shares that may be granted to an individual during any one fiscal year, and the number of shares covered by and the exercise price and other terms of outstanding Awards shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments to address the treatment of fractional shares and fractional cents that arise with respect to such event.

In the event of any change affecting the Common Stock, the Company, or its capitalization as a result of a transaction other than a Change in Control, the Administrator may make appropriate adjustments to the maximum number and kind of shares reserved for issuance and any adjustments in outstanding Awards as the Administrator determines to be appropriate and equitable.

In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the 2017 Plan will terminate upon the effective time of such Change in Control unless provision is made for the continuation or assumption of such Awards by, or the substitution of equivalent awards of, the surviving or successor entity or its parent. In the event of any such termination, the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested and exercisable immediately before the effective time of the Change in Control, and the holders of Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Awards that are then exercisable or convertible or become exercisable or convertible upon or prior to the effective time of the Change in Control.

Amendment and Termination
Subject to any approval of the stockholders of the Company which may be required by applicable law or regulation, the Board may terminate, amend or modify the 2017 Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the 2017 Plan shall not affect Awards granted prior to the termination of the 2017 Plan or the Administrator's ability to exercise the powers granted to it under the 2017 Plan with respect to Awards granted under the 2017 Plan prior to the date of such termination.

Vote Required
The affirmative vote of a majority of the shares of stock present or represented by proxy at the annual meeting is required to approve the 2017 Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 2017 OMNIBUS STOCK INCENTIVE PLAN.

PROPOSAL 5 - STOCKHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD AUTHORIZE AND IMPLEMENT A STOCK PURCHASE PROGRAM

Set forth below is a stockholder proposal submitted on behalf of Strategic Value Partners (the “stockholder proponent”), the beneficial owner of 446,327 of the Company’s shares, along with the supporting statement of the stockholder proponent. The stockholder proposal is required to be voted upon at the annual meeting only if properly presented at the annual meeting by or on behalf of the stockholder proponent. As explained below, the Board recommends that you vote "AGAINST" the stockholder proposal.

Proposal

RESOLVED: The shareholders of Perma-Pipe International Holdings, Inc. recommend that the Board of Directors authorize and implement a share purchase program as a method of returning capital to shareholders.

Supporting Statement

PPIH's stock price has significantly underperformed all major stock indices during the past five years. There has been only a de minimis return, if any, to shareowners at large during this period. Additionally, PPIH has done very little to enhance shareholder value via returning capital to shareholders either through a share buyback or dividend. In February 2015, PPIH's Board of Directors did approve and authorize a $2 million share repurchase program over a one-year period. However, after repurchasing 28,000 shares in February, 2015 and 17,000 shares in March, 2015 at a total cost of $292,510, no additional shares have been repurchased since then. Thus, only 14.63% of the total share repurchase authorization has been implemented.

Notwithstanding this significant lack of performance by PPIH's stock and any significant attempt to enhance shareholder value, large amounts of compensation in the form of cash, stock and stock option awards were imparted to PPIH Senior Executives and members of the Board of Directors during this same five year period. PPIH's publicly filed proxy statements for the years 2012, 2013, 2014 and 2015 disclose that $11,126,827 in such compensation was awarded during these four years.

Presumably, a similar amount was disbursed to PPIH Senior Executives and the Board during 2016. The market capitalization of PPIH as of the filing of this proxy proposal is $64.85 million as of January 17, 2017. Therefore, at least $12,500,000 was disbursed as total compensation to Senior Executives and members of the Board of Directors during 2012-2016 and comprises approximately 20% of the current market capitalization of PPIH. This compensation is excessive when the shareowners at large have received virtually no return on their investment and one unfulfilled attempt by the Board to enhance shareholder value.

PPIH has minimal net debt and has in excess of $9 million in cash in foreign subsidiaries. PPIH's overall balance sheet clearly would support a share buyback program. In addition, by reducing the total number of outstanding shares it would help to facilitate the eventual sale of the Company should the Company decide to pursue that course of action.

We respectfully urge all shareowners to vote in favor of this proposal.

Board’s Statement in Opposition to the Stockholder Proposal

The Board of Directors unanimously recommends a vote AGAINST this proposal for the following reasons:

After careful consideration, the Board, including all of the independent directors, has unanimously concluded that the stockholder proposal is not in the best interests of the Company and you, its stockholders. The Board agrees that it is important to enhance stockholder value and continues to demonstrate its commitment to doing so through the recent implementation of management changes (at both the Board and executive level), the streamlining of the Company over the last several years to focus on piping systems, and the ongoing pursuit of business opportunities. However, the Board believes that at this time the Company can best enhance stockholder value by having cash available for investment in the Company’s ongoing business operations. The stockholder proponent’s proposal would impede the Board’s ability to exercise its business judgment in determining how best to use the Company’s available cash to enhance the Company’s value, as a stock purchase program could limit the cash available for other purposes, and the Board does not believe a stock purchase program should be adopted unless the Board believes such a program would actually be utilized.

As our stockholders are aware, the piping business is based on large, discrete projects, and as a result, it is important to have sufficient cash reserves on hand to fund large projects as they materialize. For example, if the Company wins the recently announced East Africa consortium bid or other large projects, we will need immediately available cash reserves to fund such projects. The Company continues to have great opportunities to build and expand its business, and, in order to take advantage of these opportunities, the Company intends to continue to build its capital resources to the extent the Board deems appropriate.

In addition, while it may appear that the Company has a significant amount of excess cash that could be used to repurchase stock, much of that cash is restricted in its use and cannot be distributed from foreign subsidiaries to the Company, whether due to covenants contained in our U.S. and foreign credit facilities or potential negative tax consequences. This is more fully described in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2017.

Finally, the stockholder proponent refers to executive and director compensation. A crucial part of the Board’s duties is reviewing major capital and other expenditures, including executive and director compensation. The Board believes that it is important to appropriately compensate our executives and directors with both cash and equity grants that are in keeping with market norms and competitive in the industry to align the interests of our officers, directors, and stockholders and to attract, retain and reward the best available talent. The Board approved each of these expenditures in the exercise of its business judgment and believes that the existence of these expenditures does not provide any basis for concluding that the Board should instead have purchased stock from stockholders.

The Board believes that for all of the reasons set forth above, the Board should retain the flexibility to make capital decisions and that it is not in the best interest of the Company to establish a stock purchase program at this time. Accordingly, the Board of Directors recommends a vote AGAINST this proposal.

Vote Required
The affirmative vote of a majority of the shares of stock present or represented by proxy at the annual meeting is required to approve the stockholder proposal to recommend that the Board authorize and implement a stock purchase program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE STOCKHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD AUTHORIZE AND IMPLEMENT A STOCK PURCHASE PROGRAM.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Director Independence
The Company's Board currently consists of six directors. These individuals have been nominated by the Nominating and Corporate Governance Committee for election to a one-year term at the annual meeting. All of the nominees, except Mr. Mansfield, were previously elected by the stockholders and all are currently serving as directors of the Company. The Board has determined that four of the six nominated directors are "independent directors" within the meaning of the Nasdaq Stock Market rules. Bradley E. Mautner and David J. Mansfield were employees of the Company during 2016 and do not meet the definition of "independent" under the Nasdaq Stock Market rules. During 2016, the Board consisted of three additional directors who were not nominated for re-election at the 2016 annual meeting of stockholders, David Unger, Dennis Kessler and Michael J. Gade. Mr. Kessler and Mr. Gade were independent directors, but Mr. Unger as a former employee of the Company, did not meet the definition of "independent" under the Nasdaq Stock Market rules. As part of its assessment of director independence, the Board considered the fact that David S. Barrie is a member of the Senior Executive Advisory Board of Brown, Gibbons, Lang & Company ("BGL"), which has been engaged by the Company to conduct certain advisory work, including advising the Company in connection with the Company’s recent sale of its filter operations.  Although in his position with BGL Mr. Barrie is available as an advisor to BGL in their industrials practice, Mr. Barrie has undertaken no activities for BGL in the past three years and has never received any compensation from BGL.  Based on these facts, the Board concluded that Mr. Barrie’s position with BGL did not affect his status as an independent director.

Director Compensation
The Compensation Committee believes that annual compensation for independent and non-employee directors should consist of both a cash component, to compensate members for their service on the Board and its committees, and an equity component, to align the interests of directors and stockholders. Directors who are also employees of the Company or a subsidiary of the Company are not compensated for service as a Director.

Independent and non-employee directors are paid an annual director retainer of $45,000 and are reimbursed for their expenses. If the Chairman of the Board is independent, he will receive an additional annual retainer of $40,000. The Audit Committee Chairman and Lead Independent Director, if any, receive an additional $5,000 annual retainer, and members of the Audit Committee receive a retainer of $6,000. The Compensation Committee Chair and Nominating and Corporate Governance Committee Chair receive an additional $2,500 annual retainer. Members of the Compensation Committee receive a retainer of $6,000, and members of the Nominating and Corporate Governance Committee receive a retainer of $5,000. In addition, independent and non-employee directors receive a $350 fee per hour for engagement in any special projects on behalf of the Company and are reimbursed for their expenses. In addition to the cash fees described above, independent and non-employee directors receive an annual grant under the 2013 Plan or 2017 Plan, if approved, of deferred stock equal to the result of dividing $40,000 by the fair market value of the common stock on the date of grant.

The following table shows the total compensation earned by the directors (other than Mr. Mautner and Mr. Mansfield, who received no compensation as a director during 2016) for the fiscal year ending January 31, 2017:
Directors' Compensation (2)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
David S. Barrie	$101,275	$40,000	$141,275
David B. Brown	77,494	40,000	117,494
Michael J. Gade*	30,878	—	30,878
Dennis Kessler*	29,496	—	29,496
David Unger*	20,025	—	20,025
Jerome T. Walker	77,206	40,000	117,206
Mark A. Zorko	79,647	40,000	119,647

* ceased being a director on June 28, 2016.

(1)
Deferred stock awards include awards under the 2013 Plan (each received $40,000). The amounts reported in the Stock Awards column represent the grant date fair value as determined in accordance with Topic 718 based on the close sale price of a common share on the date of grant. For further information on the valuation assumptions, see Note 11 - Stock-based compensation in the Notes to Consolidated Financial Statements filed with the Company's Annual Report on Form 10-K.

(2)
The following table summarizes the aggregate amount of deferred stock awards and option awards held by the directors (other than Mr. Mautner and Mr. Mansfield, who received no compensation as a director) at January 31, 2017:

Name	Deferred Stock (1)	Total Options	Exercisable Options	Unexercisable Options
David S. Barrie	17,143	10,000	10,000	—
David B. Brown	11,896	—	—	—
Dennis Kessler*	—	12,000	12,000	—
David Unger*	—	40,000	40,000	—
Jerome T. Walker	14,313	—	—	—
Mark A. Zorko	17,143	20,000	20,000	—
* ceased being a director on June 28, 2016.
(1)Deferred stock awards are converted to common stock upon retirement from the Board.

Effective January 31, 2017, Mr. Mautner and the Company entered into a separation agreement ("Separation Agreement"), and Mr. Mautner ceased to be a Vice President and employee of the Company, but continues to serve as a non-employee member of the Board. Pursuant to the Separation Agreement, (i) Mr. Mautner will receive a gross amount of approximately $600,000 to be paid in monthly installments over a seventeen month period, (ii) Mr. Mautner’s unvested restricted shares and outstanding stock options will continue to vest until he ceases to serve as a director of the Company, and (iii) Mr. Mautner will receive certain additional benefits as set forth in the Separation Agreement. The Separation Agreement also provides that in consideration for Mr. Mautner’s agreement to remain a director of the Company following his separation as an employee, Mr. Mautner will receive as additional director compensation a grant of deferred stock units equal to the result of dividing $40,000 by the fair market value of the Company’s common stock on February 1, 2017, which units will vest on the earlier of June 1, 2017 or Mr. Mautner’s death, provided Mr. Mautner is a director on such date. No stock will be issued pursuant to this award until Mr. Mautner ceases to be a director. For details, refer to Exhibit 10.1 filed with the Company's Current Report on Form 8-K on February 3, 2017.

Options exercised by independent and non-employee directors in 2016:

Name (a)	Option Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Michael J. Gade*	17,500	$20,348
* ceased being a director on June 28, 2016.

Name (a)	Deferred Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
David S. Barrie	1,920	$13,613
Michael J. Gade*	11,518	81,893
Dennis Kessler*	11,518	81,893
David Unger*	6,271	44,587
Mark A. Zorko	959	6,799
* ceased being a director on June 28, 2016.

Board of Director's Meetings and Committees

The Board has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The Independent Chairman of the Board serves as a de facto member of all three committees. During 2016, the following meetings were held:

Number of Meetings
Board of Directors	10
Audit Committee	9
Nominating and Corporate Governance Committee	7
Compensation Committee	4

Audit Committee
The Audit Committee consists of David B. Brown (Chairman), Jerome T. Walker, and Mark A. Zorko. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in the Nasdaq Stock Market rules. The Board has also determined that two of the members of the Audit Committee, Mr. Brown and Mr. Zorko, qualify as "audit committee financial experts" as defined in Item 407(d) of Regulation S-K.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Mark A. Zorko (Chairman), David B. Brown, and Jerome T. Walker. The Board has determined that all members of the Nominating and Corporate Governance Committee are "independent" as that term is defined under the Nasdaq Stock Market rules. The committee evaluates individual directors, committees, and the Board as a whole. In addition to regular meetings, the Nominating and Corporate Governance Committee also meets in executive sessions.

The Board updated its Nominating and Corporate Governance Committee Charter in 2017, which is available at www.permapipe.com under: Investors - Corporate Governance.

Management Succession
The Nominating and Corporate Governance Committee oversees the CEO succession planning process and reviews, at least annually, and approves other management succession plans to ensure continuity in other senior management positions.

Nominating Process and Stockholder Recommendations
The Nominating and Corporate Governance Committee identifies the attributes of the Board's incumbent members believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties. When a position on the Board becomes vacant, or if the number of the members of the Board is being increased, the Nominating and Corporate Governance Committee will review these attributes of the incumbent members and determine the attributes that, if possessed by the new board member, would likely result in a significant contribution to the Board. Candidates recommended to the Nominating and Corporate Governance Committee for consideration as nominees for vacant or new Board positions will then be evaluated with respect to the attributes determined by the Nominating and Corporate Governance Committee to be optimal for the vacant or new position. Following the evaluation, which may include interviews or such other procedures the Nominating and Corporate Governance Committee deems advisable, the Nominating and Corporate Governance Committee will make a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of stockholders or appointed by the Board between such meetings. Diversity is understood by the Committee and the Board as involving points of view and experience. Such diversity is an integral part of the needs evaluation and candidate evaluation processes described immediately above. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of their practices for consideration of such diversity by periodically analyzing the points of view and experience of the Board as a whole to determine whether it would be desirable to add a director or directors with certain skills and experience.

Recommendations for potential nominees may come from many sources, including members of the Board, executive officers, stockholders, self-recommendations, members of the communities the Company serves, or search firms. All persons recommended to the Board or the Nominating and Corporate Governance Committee for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation. In addition, the Nominating and Corporate Governance Committee may engage, on behalf of the Company, a professional search firm to identify potential directors.

Any stockholder wishing to make a recommendation for a person to be considered by the Nominating and Corporate Governance Committee pursuant to the process described above as a potential nominee to the Board should refer to "Stockholder Proposals and Nominations for 2018 Annual Meeting" for a discussion of the procedures that stockholders are required to follow in order to submit nominees for consideration by the Nominating and Corporate Governance Committee.

Compensation Committee
The Compensation Committee consists of Jerome T. Walker (Chairman), David B. Brown, and Mark A. Zorko. The Board has determined that all members of the Compensation Committee are "independent" as that term is defined under the Nasdaq Stock Market rules.

The Compensation Committee shall:

•	Assist the Board in overseeing the Company's compensation, including equity plans and benefits strategies.

•	Determine appropriate compensation for the President/CEO, who is considered the Tier I Executive Officer, and recommend approval to the Board.

•
Review the compensation of the Company's Corporate Executive Officers (other than the President/CEO) and Divisional Presidents, who together are considered Tier II Executive Officers, and recommend approval to the Board.

•	Review the Company's list of hi-potentials and its critical positions along with retention and succession plans.

•	Review Board and Chairman compensation and recommend approval to the Board.

•	Discharge the other duties and responsibilities set forth in the Charter.

•	Oversee and approve an annual Report of the Compensation Committee for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules and guidelines.

•	Review and approve with Executive Officers the Compensation Discussion and Analysis to be included in the Company’s proxy statement or Annual Report on Form 10-K if required.

•	Perform any other activities consistent with the Charter, the Company's bylaws, applicable law and as the Board deems necessary or appropriate.

Mr. Mansfield, in consultation with the Compensation Committee, sets the executive compensation for the named executive officers other than for Mr. Mansfield himself.

In discharging its role, the Compensation Committee is empowered to investigate any compensation matter brought to its attention with access to all records and personnel of the Company. The Compensation Committee has the authority to retain and terminate outside counsel (which may be the Company's regular outside counsel or another counsel), compensation consultants or other experts and will receive from the Company appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to such retained advisors. The Compensation Committee shall have sole authority to retain, compensate, terminate and oversee the compensation consultants they retain and who shall report to the Compensation Committee.

The Compensation Committee has delegated to the Company's Senior Human Resources Executive Officer the authority to control, operate, manage and administer all executive compensation, equity based compensation plans and benefit plans, but not to do any of the following: grant waivers of plan terms, conditions, restrictions and limitations, accelerate vesting or exercise of an award, establish new kinds of awards, establish or modify performance goals, or certify the attainment of performance goals.

During 2016, the Compensation Committee engaged Willis Towers Watson to conduct a comprehensive and competitive evaluation and benchmark senior executives' compensation practices and programs.

The Board has adopted a Compensation Committee Charter, which is available at www.permapipe.com under: Investors - Corporate Governance.

Board and Company Leadership
The Board believes it should remain free to structure the leadership of the Board and the Company in the manner that best serves the Company's interests at a given time and, accordingly, has no fixed policy with respect to combining or separating the offices of Chairman and CEO. During 2009, the Board determined that, if the Chairman is not an independent director, a Lead Independent Director should be selected by the independent directors and should serve as the chair of the Nominating and Corporate Governance Committee. David S. Barrie has served as Chairman of the Board since September 2015 and is an independent director, thus the Company does not have a Lead Independent Director at this time. The Board believes that the current leadership structure is effective and appropriate, allows for a separation of oversight between management and non-management, provides an experienced Chairman with whom the CEO can discuss issues facing the Company, and gives a significant voice to non-management directors.

Board's Oversight of Risk
The Board is responsible for overseeing the major risks facing the Company and reviewing management's proposals for their mitigation. It reviews and discusses significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. In performing its oversight responsibilities, the Board periodically discusses with management the Company's policies with respect to risk assessment and risk management including risks inherent in proposals for which the Board's approval is sought. The Audit Committee and Compensation Committee report to the Board regularly on matters relating to the specific areas of risk the committees oversee. Throughout the year, the Board and certain of its committees receive regular reports from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and the relevant committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Furthermore, management routinely assesses significant risks inherent to the business.

Indemnification
The Company has entered into indemnification agreements with each person who is currently a member of the Board of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. The Company has also entered into indemnification agreements with each of its executive officers. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines and amounts paid in settlement resulting from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director or executive officer is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Board and Stockholder Meeting Attendance
The Company expects Board members to attend all meetings of the Board, of Board committees of which they are a member and the annual meeting of the Company's stockholders. During 2016, all directors attended at least 75% of the aggregate number of meetings of the Board and all Board committees on which such director served. All directors attended the Company's annual meeting held on June 28, 2016. David J. Mansfield attended all meetings since his appointment on January 30, 2017.

Code of Conduct
The Company has adopted a Code of Conduct, which is applicable to all employees of the Company and to the Company's Board. The Code of Conduct is publicly available on the Company's website at www.permapipe.com under: Investors - Corporate Governance.

Stockholder Communication with the Board of Directors
Stockholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the stockholder, to one or more specific directors, in care of the Secretary of the Company, to: Corporate Secretary, Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714. The Corporate Secretary will submit all such matters to the Board or specific director(s), as applicable. Stockholders also have the opportunity to communicate with Board members at the annual meeting.

The Audit Committee of the Board has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Stockholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Ethics Compliance Officer, Perma-Pipe International Holdings, Inc., 6410 W. Howard Street, Niles, Illinois 60714.

REPORT OF THE AUDIT COMMITTEE
To Our Stockholders:

The Audit Committee of Perma-Pipe International Holdings, Inc., which met nine times during the last fiscal year, consists of three independent directors. The members of the Audit Committee meet the independence requirements, and two of the members, Mr. Brown and Mr. Zorko, meet the financial literacy requirements of the NASDAQ and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NASDAQ rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter conforms to the SEC's implementing regulations and to the NASDAQ listing standards. A copy of the Committee's charter is available at www.permapipe.com under: Investors - Corporate Governance.

Management is responsible for the Company’s internal controls and the financial reporting process by which it prepares the financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the annual financial statements of Perma-Pipe International Holdings, Inc. and expressing an opinion on those statements. The Audit Committee monitors the Company’s financial reporting processes, including its internal control systems. The principal duties of the Audit Committee include:

•	Selecting the Company’s independent registered public accounting firm;

•	Evaluating the independent registered public accounting firm’s independence;

•
Monitoring the scope, approach and results of the annual audits and quarterly reviews of financial statements and discussing the results of those audits and reviews with management and the independent registered public accounting firm;

•	Overseeing the effectiveness of the Company’s internal audit function and overall risk management processes; and

•	Discussing with management and the independent registered public accounting firm the nature and effectiveness of the Company’s internal control systems.
During fiscal year 2016, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the financial management team. Additionally, the Audit Committee had separate private sessions, on a quarterly basis, with the Company’s independent registered public accounting firm and separately with the Company’s CEO and CFO, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and the Company’s CFO.

The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee, senior members of management, Vonya Global, a firm engaged by management to provide internal audit and compliance support, and the Company’s independent registered public accounting firm reviewed the Company’s policies and procedures with respect to risk assessment and risk management.

Each year, the Audit Committee evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. As a threshold matter, the Committee satisfies itself that the most recent Public Company Accounting Oversight Board ("PCAOB") inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as the Company’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit Committee also considers the quality and efficiency of the previous services rendered by the current auditors and the auditors’ technical expertise and knowledge of the Company’s global operations and industry. Based on this evaluation, the Audit Committee decided to reengage Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2017. It reviewed with senior members of the Company’s financial management team and Grant Thornton the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and Grant Thornton of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their Annual Meeting, to ratify the appointment of the Company’s independent registered public accounting firm.

With respect to the Company’s audited financial statements for fiscal year 2016:

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•
The Audit Committee has met with Grant Thornton, the Company’s independent registered public accounting firm, and discussed the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by PCAOB in Rule 3200T; and

•
The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the applicable requirements of PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Grant Thornton their independence.

In reliance upon the Audit Committee’s reviews and discussions with both management and Grant Thornton referred to above, management’s representations and the report of Grant Thornton on the Company’s audited financial statements, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 31, 2017 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017 for filing with the SEC.

In addition, the Audit Committee has re-appointed Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2017.

This Audit Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, except to the extent that Perma-Pipe International Holdings, Inc. specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

David B. Brown, Chairman
Jerome T. Walker
Mark A. Zorko
Members of the Audit Committee

AUDIT FEES

The Audit Committee appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2017. The Company’s stockholders ratified the engagement at the Annual Meeting of Stockholders on June 28, 2016.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. The Company engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include internal audit and tax services.

The aggregate amounts included in the Company’s financial statements for fiscal year 2016 and 2015 for fees billed or to be billed by Grant Thornton were as follows:

	2016	2015
Audit Fees	$550,451	$671,437
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	4,900	4,900
Total	$555,351	$676,337

Audit Fees - Includes all services performed to comply with generally accepted auditing standards in conjunction with the annual audit of the Company’s financial statements. In addition, this category includes fees for services in connection with statutory and regulatory filings, consents, review of financial statements included in the Company's Quarterly reports on Form 10-Q and review of filings with the SEC such as the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Audit-Related Fees - There were no audit-related fees billed in 2016 or 2015.
Tax Fees - There were no fees billed for tax services in 2016 or 2015.
All Other Fees - Includes subscription fees for on-line accounting and auditing research services.

Representatives of Grant Thornton are expected to be present at the virtual stockholder meeting and will be available to respond to appropriate questions and may make a statement if they so desire.

The Audit Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of Grant Thornton for audit and all other services. Prior to the Audit Committee’s consideration for approval, management provides the Audit Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit Committee for future reference. All services provided by Grant Thornton during the past two years were approved by the Audit Committee prior to their undertaking.

The Audit Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by Grant Thornton in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy.

EXECUTIVE COMPENSATION
The following table shows the total compensation earned by the Company's CEO, former CEO and the two most highly paid executive officers other than the CEO for the fiscal years ended January 31, 2017 and 2016 for services rendered in all capacities to the Company and its subsidiaries.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the NEOs employed by the Company on the last day of the fiscal year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Compensation Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating NEOs in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to NEOs in excess of $1,000,000 may not be deductible under Section 162(m). For 2016, all compensation paid to NEOs was deductible for federal income tax purposes.
Summary Compensation

TABLE 1 Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (1) (2)	Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
David J. Mansfield *	2016	$70,615	$34,000	$100,000	n/a	$1,636	$206,251
President and Chief Executive Officer
Bradley E. Mautner	2016	407,268	—	702,403	—	693,142	1,802,813
Former President and Chief Executive Officer	2015	413,179	—	175,597	(44,866)	44,977	588,887
Karl J. Schmidt	2016	314,860	—	421,442	n/a	9,755	746,057
Vice President and Chief Financial Officer	2015	323,850	49,418	154,775	n/a	10,555	538,598
Wayne M. Bosch	2016	215,430	—	113,601	n/a	8,269	337,300
Vice President and Chief Human Resources Officer	2015	221,450	12,575	40,972	n/a	8,514	283,511
*Mr. Mansfield joined the Company on November 8, 2016.

(1)
Represents a portion of a discretionary bonus pool established by the Company in 2015 for grants up to an aggregate maximum of $300,000 to executive officers and employees in recognition of such persons' efforts. Mr. Schmidt's discretionary bonus is comprised of 50% cash ($49,418) and 50% restricted shares (a grant of 7,289 shares based on $49,417 and a share value of $6.78 per share). Mr. Bosch's discretionary bonus is comprised of 50% cash ($12,575) and 50% restricted shares (a grant of 1,854 shares based on $12,575 and a share value of $6.78 per share).

(2)
Represents the dollar amounts for the years shown of the aggregate grant date fair value of stock and unit awards granted in those years in accordance with SEC rules. These amounts reflect the Company's accounting expense and do not correspond to the actual value that may be realized by the NEOs. For further information on the valuation assumptions, refer to Note 11 - Stock-based compensation in the Notes to Consolidated Financial Statements filed with the Company's Annual Report on Form 10-K for the respective year end. See the Grants of Stock-Based Compensation Awards table for information.

(3)	The amounts are presented in more detail in Tables 6 and 7.

(4)Details of the amounts presented in Table 1 All Other Compensation are as follows in Table 2.

TABLE 2 Name	Year	Severance	Club Dues and Fees	Net amount of Personal Use of Company Provided Automobile	401(k) Contribution	Life Insurance Premiums	Total All Other Compensation
David J. Mansfield	2016	$—	$—	$—	$1,556	$80	$1,636
Bradley E. Mautner	2016	653,275	30,112	—	9,275	480	693,142
	2015	—	32,240	228	9,275	3,234	44,977
Karl J. Schmidt	2016	—	—	—	9,275	480	9,755
	2015	—	—	—	9,275	1,280	10,555
Wayne M. Bosch	2016	—	—	—	7,789	480	8,269
	2015	—	—	—	7,680	834	8,514

Grants of Stock-Based Compensation Awards

The following table provides information about stock-based compensation awards granted to the NEOs in 2016:

TABLE 3 Name	Grant Date	Restricted Stock Award (1)	Grant Date Fair Value of Awards (2)
David J. Mansfield	11/8/2016	12,578	$100,000
Bradley E. Mautner	3/22/2016	36,331	263,403
Bradley E. Mautner	6/14/2016	59,890	439,000
Karl J. Schmidt	3/22/2016	21,799	158,042
Karl J. Schmidt	6/14/2016	35,934	263,400
Wayne M. Bosch	3/22/2016	5,876	42,601
Wayne M. Bosch	6/14/2016	9,686	71,000

(1)	The restricted stock vests ratably over three years. The restricted stock has voting rights.

(2)
The amounts shown in the Grant Date Fair Value of Awards column represent the fair value of the awards on the date of grant, as computed in accordance with Topic 718, excluding the effect of estimated forfeitures. For further information on the valuation assumptions, refer to Note 11 - Stock-based compensation in the Notes to Consolidated Financial Statements filed with the Company's Annual Report on Form 10-K for the respective year end.

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their compensation plans maintained by the Company as described below.

Mr. Bosch is employed at will. The Company's other NEOs have employment agreements which are described below, and all NEOs are eligible for employee benefits available to the Company's other salaried employees in the U.S., including group medical insurance, group life insurance, Company-funded short-term disability benefits, group long-term disability insurance, a 401(k) retirement plan and awards under the 2013 Plan.

Each participating executive officer will be assigned a potential target cash bonus amount under the short term incentive plan. In addition, NEOs receive grants under the Company’s 2013 Plan or 2017 Plan if approved, which are determined by the Compensation Committee based on the Committee’s evaluation of the performance and with respect to the officers, other than the CEO, pursuant to the recommendation of the CEO. In general, for fiscal years ending January 31, 2017 and 2016, respectively, corporate performance measures (based on EBITDA and growth in revenue) have been assigned various weights under the short term incentive plan, such that achievement of the 100% level within each of the goals could result in full payment of the specified target bonus for each individual. Performance below the minimum threshold for a category may result in a zero payment for that category, and performance above the target up to the maximum for a category may result in a higher bonus.

David J. Mansfield. Mr. Mansfield joined the Company on November 8, 2016. Mr. Mansfield entered into an employment agreement with the Company pursuant to which he will receive compensation of $340,000 per year from the Company while serving as President and Chief Executive Officer and will be eligible for incentive compensation determined in accordance with normal Company practices. Mr. Mansfield will also receive an annual cash bonus short-term opportunity with a target incentive set at 80% of his base salary and a long-term restricted stock award with a target annual award of 150% of his base salary vesting over three years. In 2016, Mr. Mansfield earned $34,000. Mr. Mansfield will participate in all standard Company benefits and is also entitled to up to one year’s base salary and short-term incentive compensation and continuation of benefits if his employment is terminated under certain conditions. In connection with his appointment as President and Chief Executive Officer, Mr. Mansfield will receive $100,000 in the form of restricted stock that will vest one year from issuance. For details, refer to Exhibit 10.1 filed with the Company's Current Report on Form 10-Q on December 13, 2016.

Bradley E. Mautner. While serving as CEO, in addition to Mr. Mautner's annual base salary, he received an annual cash bonus short-term opportunity with a target incentive set at 75% of his base salary and a long-term restricted stock award with a target annual award of 104% of his base salary vesting over three years. In 2016 and 2015, Mr. Mautner did not earn a bonus due to the Company not achieving applicable financial targets. Mr. Mautner was reimbursed for a club membership. In 2016 and 2015, Mr. Mautner was granted restricted stock as approved by the Compensation Committee. Effective January 31, 2017, Mr. Mautner ceased to be a Vice President and employee of the Company, but continues to serve as a non-employee member of the Board. Pursuant to the Separation Agreement (i) Mr. Mautner will receive a gross amount of approximately $600,000 to be paid in monthly installments over a seventeen month period, (ii) Mr. Mautner’s unvested restricted shares and outstanding stock options will continue to vest until he ceases to serve as a director of the Company, and (iii) Mr. Mautner will receive certain additional benefits as set forth in the Separation Agreement. Mr. Mautner will also receive compensation for his services as a non-employee director of the Company, as disclosed in the Director Compensation section above. For details, refer to Exhibit 10.1 filed with the Company's Current Report on Form 8-K on February 3, 2017.

Karl J. Schmidt. Mr. Schmidt was appointed Vice President and CFO in January 2013. On March 17, 2017, the Company and Mr. Schmidt entered into an employment agreement to confirm Mr. Schmidt's employment arrangement with the Company ("Employment Agreement"). Per the Employment Agreement, Mr. Schmidt will receive compensation of $326,800 per year and will be eligible for incentive compensation determined in accordance with normal Company practices. Mr. Schmidt will also receive an annual cash bonus short-term opportunity with a target incentive set at 55% of his base salary and a long-term restricted stock award with a target annual award of 80% of his base salary vesting over three years. Mr. Schmidt will participate in all standard Company benefits and is also entitled to up to one year’s base salary and short-term incentive compensation and continuation of benefits if his employment is terminated under certain conditions. The Employment Agreement has a one-year term and automatically renews for successive one-year terms. For details, refer to Exhibit 10.1 filed with the Company's Current Report on Form 8-K on March 20, 2017. In 2016 and 2015, Mr. Schmidt did not earn a bonus under the short-term incentive plan due to the Company not achieving applicable financial targets. In 2015, Mr. Schmidt received a $98,835 discretionary bonus from a discretionary bonus pool established by the Company in 2015 for grants to executive officers and employees in recognition of such persons' efforts. Mr. Schmidt's discretionary bonus is comprised of 50% cash ($49,418) and 50% restricted shares (a grant of 7,289 shares valued at $49,417 based on a value of $6.78 per share). In 2016 and 2015, Mr. Schmidt was granted restricted stock as approved by the Compensation Committee.

Wayne M. Bosch. Mr. Bosch was appointed Vice President and Chief Human Resource Officer in December 2013. In addition to Mr. Bosch's annual base salary he will also receive an annual cash bonus short-term opportunity with a target incentive set at 45% of his base salary and a long-term restricted stock award with a target annual award of 32% of his base salary vesting over three years. In 2016 and 2015, Mr. Bosch did not earn a bonus under the short-term incentive plan due to the Company not achieving applicable financial targets. In 2015, Mr. Bosch received a $25,150 discretionary bonus from a discretionary bonus pool established by the Company in 2015 for grants to executive officers and employees in recognition of such persons' efforts. Mr. Bosch's discretionary bonus is comprised of 50% cash ($12,575) and 50% restricted shares (a grant of 1,854 shares valued at $12,575 based on a value of $6.78 per share). In 2016 and 2015, Mr. Bosch was granted restricted stock as approved by the Compensation Committee. If Mr. Bosch's employment is terminated (i) by the Company not for cause, or (ii) by him if there is a substantial change to duties, he will receive 75% of his base salary.

Outstanding Restricted Stock Awards at January 31, 2017

Name	Equity incentive plan awards: Number of Shares of Stock That Have Not Vested (#)	Vesting Date	Equity incentive plan awards: Market Value of Shares of Stock That Have Not Vested ($)
David J. Mansfield	12,578	11/8/2017	$110,058
Bradley E. Mautner	4,959	6/17/2017	43,391
	21,287	6/16/2017	186,261
	19,963	6/14/2017	174,676
	19,963	6/14/2018	174,676
	21,288	6/16/2018	186,270
	19,964	6/14/2019	174,685
Karl J. Schmidt	11,978	6/14/2017	104,808
	12,772	6/16/2017	111,755
	2,975	6/17/2017	26,031
	7,288	5/13/2018	63,770
	11,978	6/14/2018	104,808
	12,773	6/16/2018	111,764
	11,978	6/14/2019	104,808
Wayne M. Bosch	3,228	6/14/2017	28,245
	1,959	6/16/2017	17,141
	755	6/17/2017	6,606
	1,484	6/18/2017	12,985
	1,854	5/13/2018	16,223
	3,229	6/14/2018	28,254
	1,958	6/16/2018	17,133
	1,484	6/18/2017	12,985
	3,229	6/14/2019	28,254

Outstanding Option Awards at January 31, 2017

TABLE 4 Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date
Bradley E. Mautner	5,000		28.99		5/31/2017
	5,000		17.635		5/31/2018
	5,000		6.885		5/31/2019
	5,000		6.095		5/31/2020
	5,000		7.69		5/31/2021
	5,000		6.882		5/31/2022
Karl J. Schmidt	5,000		6.07		12/31/2022
	3,750		7.81		4/30/2023
		1,250	7.81	5/31/2017	4/30/2023
	3,750		11.42		8/31/2023
		1,250	11.42	9/30/2017	8/31/2023
Wayne M. Bosch	1,500		12.77		11/30/2023
		500	12.77	12/2/2017	11/30/2023

No options were exercised in 2016.

Restricted Stock Vested 2016

TABLE 5 Name (a)	Restricted Stock Vested
	Number of Shares Vested (#) (b)	Value Realized upon Vesting ($) (c)
Bradley E. Mautner	45,980	$356,356
Karl J. Schmidt	31,420	240,981
Wayne M. Bosch	7,059	54,774

Related Party Transactions
Bradley Mautner's brother David Mautner was employed by the Company and received total compensation in 2016 of $230,397 and in 2015 of $203,206. David Mautner separated from the Company in 2016.

401(k) Plan
The domestic employees of the Company, including the NEOs, are eligible to participate in the MFRI, Inc. Employee Savings and Protection Plan ("401(k) Plan"), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits. The 401(k) Plan allows employee pretax payroll contributions of up to 16% of total compensation. The Company matches 50% of each participant's contribution, up to a maximum of 3.5% of each participant's salary.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2018 ANNUAL MEETING

Inclusion of Proposals in the Company's Proxy Statement and Proxy Card Under SEC Rules
In order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting pursuant to the rules and regulations of the SEC, any proposal which a stockholder intends to present at the annual meeting of stockholders in 2018 must be in writing, must be received by the Company at its principal executive offices in Niles, Illinois by January 12, 2018 and must satisfy the applicable rules and regulations of the SEC.
Advance Notice Requirements for Stockholder Submission of Nominations and Proposals
In addition, a stockholder recommendation for nomination of a candidate for election to the Board or a proposal for consideration at the 2018 annual meeting of stockholders must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules.
Our bylaws require a stockholder who wants to nominate a director or submit a stockholder proposal to be a stockholder of record and comply with the advance notice provisions of our bylaws.
Our bylaws require that stockholder recommendations for nominees to the Board must include all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director if elected.
Our bylaws require that stockholder proposals include all information relating to such business that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors. In order to be considered timely under the advance notice requirements of our bylaws, the proposal or recommendation for nomination must be received by the Board at least 90 days but no more than 120 days prior to the first anniversary of the previous year's annual meeting. For the 2018 annual meeting of stockholders, a proposal or recommendation for nomination must be received by the Board not earlier than February 22, 2018 and not later than March 24, 2018. If the date of the annual meeting is more than or less than 30 days from the date of the previous year's annual meeting, then the proposal or recommendation must be received not later than five business days after the date on which notice of the 2018 annual meeting is mailed or publicly disclosed or such proposal will be considered untimely. Except for proposals properly made in accordance with the applicable rules and regulations of the SEC, the advance notice provisions of the bylaws shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.
In addition, our bylaws require that the stockholder giving notice must also include with respect to such stockholder, each nominee proposed by such stockholder, and any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder or person acting in concert with such stockholder, (i) the name and address of the stockholder, (ii) the class or series and number of shares which are beneficially owned or held of record by the person, (iii) the nominee holder for and number of, shares beneficially owned but not owned of record by such person, (iv) whether and the extent to which any hedging or other transaction or any other arrangement has been entered into or made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company, (v) if known by the stockholder, the name and address of any other stockholder supporting the nominee or the proposal on the date of such stockholder's proposal, (vi) descriptions of any arrangements or understandings between such persons pursuant to which nominations are to be made and any relationships between the nominating stockholder or any person acting in concert with such stockholder and each proposed nominee, (vii) whether such person intends to solicit proxies in connection with the nomination or proposal, (viii) a brief description of the matter (other than nomination of a director) and the reasons for consideration thereof at the meeting, and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the proposal or bring such matter before the meeting.
IMPORTANT
We urge you to PROMPTLY vote your shares by phone, via the internet, or by signing, dating and returning the enclosed Proxy to the address provided.

Appendix A

Perma-Pipe International Holdings, Inc.
2017 OMNIBUS STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Perma-Pipe International Holdings, Inc., a Delaware corporation (the "Company"), hereby establishes the 2017 OMNIBUS STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, deferred stock awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)"Administrator" means the Board and/or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b)"Affiliate" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 25% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c)"Award" means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d)"Board" means the Board of Directors of the Company.

(e)"Change in Control" means: a (i) Change in Ownership of the Company, (ii) Change in Effective Control of the Company, or (iii) Change in the Ownership of Assets of the Company, as described herein and construed in accordance with Code section 409A.

i.A Change in Ownership of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of the Company that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

ii.A Change in Effective Control of the Company shall occur on the date either (A) a majority of members of the Company's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company.

iii.A Change in the Ownership of Assets of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12- month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the

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assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
The following rules of construction apply in interpreting the definition of Change in Control:
(A)A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the capital stock of the Company in a registered public offering.
(B)Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be acting as a Group with other stockholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.
(C)For purposes of this Section 2(e), fair market value shall be determined by the Administrator.
(D)A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of the Company.
(E)For purposes of this Section 2(e), Code section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(f)"Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)"Common Stock" means shares of common stock of the Company, par value of ($0.01) per share

(h)"Fair Market Value" means the fair market value per share of the common stock of this Corporation shall mean, with respect to a share of the Corporation's common stock for any purpose on a particular date, the value determined by the Board of Directors of the Corporation in good faith. However, if the Corporation's common stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, "fair market value" shall mean, as applicable on the relevant date, (i) either the closing price, the average of the high and low sale price, the last sale, or the average of the high bid and low asked prices on the relevant date quoted on or by the New York Stock Exchange, the NASDAQ Stock Market, the OTC Markets Group, Inc. or a comparable service as determined in the discretion of the Corporation's Board of Directors; or (ii) if the common stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the common stock, or by such other source, selected by the Board of Directors of the Corporation. If no public trading of the common stock occurs on the relevant date, then fair market value shall be determined as of the next preceding date on which trading of the common stock occurred. For all purposes under this Plan, the term "relevant date" as used in this paragraph shall mean either the date as of which fair market value is to be determined or the next preceding date on which public trading of the common stock occurs, as determined in the discretion of the Corporation's Board of Directors; or (iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(i)"Grant Agreement" means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j)"Performance Measures" mean criteria established by the Administrator which may include any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering

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multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

3.	Administration
(a)Administration of the Plan. The Plan shall be administered by the Board. The Board may also appoint a committee or committees of the Board to administer the Plan from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards to other officers and employees of the Company and its Affiliates.

(b)Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary or desirable to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder; (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c)Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its

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stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

(g)Repricing. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

4.	Shares Available for the Plan; Maximum Awards
Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 700,000 shares of Common Stock. In no event shall more than 100,000 shares be issued pursuant to incentive stock options intended to qualify under Code section 422. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) of the Plan: (a) the maximum number of shares of Common Stock subject to stock option grants that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 50,000 shares and (b) the maximum number of shares of Common Stock subject to other Awards that may be granted during any one fiscal year to any one individual under the 2017 Plan shall be limited to 100,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director shall not exceed $250,000.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years' duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the

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Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years' duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)	Stock Awards.
(i)The Administrator may from time to time grant Awards to eligible participants in such amounts, on such terms and conditions including restricted stock and deferred stock awards, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. An Award may be denominated in Common Stock or other securities, stock- equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.
(ii)The Administrator may grant Awards in a manner constituting "qualified performance-based compensation" within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based Awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements; provided that the Administrator's decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute "qualified performance-based compensation" within the meaning of Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any Covered Employee, within the meaning of Code section 162(m) except upon death, disability or a change of ownership or control of the Company. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.	Miscellaneous
(a)Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum

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statutory tax withholding obligation.

(b)Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

(d)Adjustments for Corporate Transactions and Other Events.
(i)Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.
(ii)Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its sole and absolute discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable.
(iii)Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of equivalent awards, as determined in the sole and absolute discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of any termination pursuant to this Section 7(d)(iii), (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested and exercisable immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.
(iv)Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be made in contravention of Code section 409A with respect to any Award that constitutes a deferred compensation arrangement within the meaning of Code section 409A.

(e)Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and

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conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)Termination, Amendment and Modification of the Plan. Subject to any approval of the stockholders of the Company which may be required by applicable law or regulation, the Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g)Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual's interests under the Plan.

(h)Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j)Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(k)409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision. With respect to any Award that is subject to the requirements of Code section 409A: (1) no payment shall be made in connection with a Change in Control unless such event also meets the requirements of Treasury Regulation §1.409A-3(i)(5); and (2) no payment shall be made in connection with a termination of employment or

7

service until such event also constitutes a separation from service pursuant to Treasury Regulation §1.409A-1(h) and, to the extent applicable with respect to a specified employee, the six month delay requirement of Treasury Regulation §1.409A-3(i)(2) has been met. To the extent not otherwise specified in an Award, if payment of an Award is subject to the execution of a Release, the Participant shall have a period of no more than 45 days following the payment event to execute, without revocation, any release and to the extent such 45 day period would cross- over into a later tax year, the amount will be paid in such later tax year.

(l)Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the third anniversary of the effective date of the Plan, or if earlier, the third anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board:        April 20, 2017

Date Approved by the Stockholders:

8

Your Internet or telephone authorization authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET· www.proxyvote.com Use the Internet to transmit your voting instructions and up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE ·1-800-690·6903
Perma-Pipe International Holdings, Inc. 6410 W. Howard Street Niles, Illinois 60714
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote    For Withhold For All        To withhold authority to vote for any
FOR the following:                All    All    Except        individual nominee(s), mark "For All
Except" and write the number(s) of the
nominee(s) on the line below.

1.	Election of Directors ☐ ☐ ☐
Nominees
01 David S. Barrie    02 David B. Brown    03 David J. Mansfield
04 Bradley E. Mautner    05 Jerome T. Walker    06. Mark A. Zorko

The Board of Directors recommends you vote FOR the following proposals:            For Against Abstain

2.	Approval of the advisory resolution on executive compensation. ☐ ☐ ☐

3.	Ratification of the appointment of Grant Thornton LLP as the Company's ☐ ☐ ☐
independent accountant for the fiscal year ending January 31, 2018.

4.	adoption of the 2017 Omnibus Stock Incentive Plan. ☐ ☐ ☐
The Board of Directors recommends you vote AGAINST the following proposal:        For Against Abstain

5.	the stockholder proposal to recommend that the Board authorize and implement ☐ ☐ ☐
a stock purchase program.
Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report, excluding exhibits, are available at www.proxyvote.com.

Perma-Pipe International Holdings, Inc.

Annual Meeting of Stockholders
JUNE 22, 2017 10:00 AM Central Time
via a virtual meeting that will be webcast and can be
accessed at www.virtualshareholdermeeting.com/PPIH2017.

The undersigned hereby appoints DAVID S. BARRIE, DAVID J. MANSFIELD and KARL J. SCHMIDT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of Perma-Pipe International Holdings, Inc. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held via a live webcast on June 22, 2017 at 10:00 a.m. Central Time and at any adjournment thereof, with all the powers the undersigned would possess if present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of the director nominees, FOR proposals 2, 3 and 4, AGAINST proposal 5 and in the discretion of the proxies upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.